Exhibit 3.249

BYLAWS OF

VOLUNTEER TREATMENT CENTER, INC.

ARTICLE I. OFFICES

The principal office of the corporation in the State of Tennessee shall be located in the city of Chattanooga, County of Hamilton. The corporation may have such offices, either within or without the State of Tennessee as the Board of Directors may designate or as the business of the corporation may require from time to time.

ARTICLE II. SHAREHOLDERS

SECTION 1. Annual Meeting. The annual meeting of the shareholders shall be held during the 2nd week of November of each fiscal year of the corporation for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

SECTION 2. Special Meetings. Special Meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than fifty percent (50%) of all the outstanding shares of the corporation entitled to vote at the meeting.

SECTION 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Tennessee, unless otherwise prescribed by statute, as the place of meeting of any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Tennessee, unless otherwise prescribed by statute, as the place for the holding of such meeting. If no such designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Tennessee.

SECTION 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than fifteen (15) nor more than thirty (30) days before the date of the meeting. If mailed, such notices shall be deemed to be delivered when deposited in the United States Mail, addressed to the shareholder at their address as it appears on the stock transfer books of the corporation, with sufficient postage thereon prepaid.

SECTION 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, thirty (30) days. In the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than thirty (30) days and, in case of a meeting of shareholders, not less than fifteen (15) days prior to the date of which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to receive payment of a dividend, the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

SECTION 6. Voting Lists. The officer or agent having charge of stock transfer books for share of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each list, for a period of fifteen (15) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

SECTION 7. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are presented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting.

SECTION 9. Voting of Shares. Subject to the provision of Section 11 of Article II, each outstanding share entitled to vote shall entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

SECTION 10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in that absence of such provision, as the Board of Directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate Order of the Court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote the shares so pledged.

Shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

SECTION 11. Cumulative Voting. Unless otherwise provided by law, at each election for directors every shareholder entitled to vote at such election shall have the right to vote in person or by proxy, the number of shares owned by for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his vote by giving one candidate as many votes as the number of such directors multiplies by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates.

SECTION 12. Informal Action by Shareholders. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III. BOARD OF DIRECTORS

SECTION 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

SECTION 2. Number, Tenure & Qualifications. The number of directors of the corporation shall be two. Each director shall hold office until the next annual meeting of shareholders and until his success shall have been elected and qualified.

SECTION 3. Regular Meeting. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice of such resolution.

SECTION 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The persons authorized to call special meetings of the Board of Directors may set the place for holding any special meeting of the Board of Directors called by them.

SECTION 5. Notice. Notice of any special meeting shall be given at least ten (10) days previous thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of such a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 6. Quorum. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

ARTICLE IV. OFFICERS

SECTION 1. Number. The officers of the corporation shall be a President/Treasurer, and a Vice-President/Secretary, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors.

SECTION 2. Election & Term of Office. The officers of the corporation to be elected by the Board of Directors, shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected or he has resigned, or shall have been removed in the manner hereinafter provided.

SECTION 3. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be by the Board of Directors for the unexpired period of the term.

SECTION 4. President. The President shall be the principal executive office of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper office of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform al duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

As treasurer, he shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any other source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies, or other depositories as shall be selected in accordance with provisions of Article V of these bylaws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 5. Vice President. In the absence of the President or in the event of his death, inability or refusal to act, the Vice-President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

As Secretary, he shall (a) keep the minutes of the shareholders and the Board of Directors meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provision of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder; (e) have general charge of the stock transfer books of the corporation; (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 6. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE V. CONTRACTS, LOANS, CHECKS & DEPOSITS

SECTION 1. Contract. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI. CERTIFICATES FOR SHARES & THEIR TRANSFER

SECTION 1. Certificates of Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Board of Directors so to do. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares presented thereby are issued, with the number of share and date of issue, shall be entered on the stock transfer books of the corporation or transfer shall be cancelled and no new certificates shall be issued until the former certificate for a like number of shares have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnification to the corporation as the Board of Directors may prescribe.

SECTION 2. Transfer of Shares. Transfer of shares of the corporation shall be made on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate of such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

ARTICLE VII. FISCAL YEAR

The fiscal year of the corporation shall begin on the first day of January, and end on the last day of December

ARTICLE VIII.

The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words, “Corporate Seal”.

ARTICLE IX. WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any shareholders or directors of the corporation under the provisions of these bylaws or under the provisions of the articles of incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE X. AMENDMENTS

The bylaws may be altered, amended or repealed and new bylaws may be adopted by vote of the shareholders representing a majority of all the shares issued and outstanding, at any annual shareholders’ meeting or any special shareholder’s meeting when the proposed amendment has been set out in the notice of such meeting.